Exhibit 99.1

Investor Contact:

Michael Polyviou

Financial Dynamics

212-850-5748

iPCS, INC. REPORTS FINANCIAL RESULTS FOR THE THIRD QUARTER ENDED SEPTEMBER 30, 2008

SCHAUMBURG, Ill. – November 4, 2008 - iPCS, Inc. (Nasdaq: IPCS), a PCS Affiliate of Sprint Nextel, today reported financial and operational results for its third quarter ended September 30, 2008.

Highlights for the Quarter Ended September 30, 2008:

•                  Total revenues of $132.1 million compared to $142.1 million in the prior year quarter ended September 30, 2007.

•                  Net loss of $7.5 million, or $0.44 per share compared to a net loss of $2.4 million, or $0.14 per share, in the prior year quarter.

•                  Adjusted EBITDA of $14.7 million compared to $27.6 million in the prior year quarter.  Included in Adjusted EBITDA for the third quarter is approximately $5.3 million in Sprint-related litigation expenses.  Included in Adjusted EBITDA for the prior year quarter is approximately $0.4 million in Sprint-related litigation expenses.

•                  Capital expenditures of $11.4 million compared to $5.6 million for the prior year quarter.

•                  Subscriber activity for the quarter as follows:

•                  Gross additions of approximately 72,200 compared to 68,400 for the prior year quarter.

•                  Net additions of approximately 20,400 compared to 10,100 for the prior year quarter.

•                  Monthly churn, net of 30 day deactivations, of approximately 2.3%, compared to 2.8% for the prior year quarter.

•                  Ending subscribers of approximately 674,400 compared to 622,100 for the prior year quarter.

“We are pleased with subscriber activity for the quarter, which showed good growth over the prior year and prior quarter and continuing positive momentum in our sales efforts,” remarked Timothy M. Yager, President and CEO of iPCS.  “However, we are  disappointed with our Adjusted EBITDA, as a number of items moved against our outlook for the quarter.  We saw higher than expected customer care credits and lower bad debt recoveries passed on to us by Sprint, in addition to higher roaming expense.

Customer care credits have been the subject of considerable discussions with Sprint as they manage our customer care process.  Bad debt expense was negatively affected by very low recovery rates that we have been experiencing since the conversion to Sprint’s Ensemble billing platform.  Roaming expense, particularly related to carriers other than Sprint, has grown significantly for a number of reasons, including the growth of subscriber plans that include unlimited roaming.  While we continue to have discussions with Sprint on these and other related matters, we have not yet reached a satisfactory resolution to these significant issues.”

“As a result of these issues and the current trends in our business, we now believe that our full year 2008 Adjusted EBITDA, after adding back Sprint-related litigation  expenses, will be between $88 million and $93 million.  In addition, given these uncertainties and the overall economic environment, we are reviewing our previously discussed 2009 Adjusted EBITDA growth rate and intend to provide an updated 2009 Adjusted EBITDA and subscriber activity outlook upon release of our 2008 year end results.  In the meantime, we remain comfortable with our overall liquidity position and will continue to run the business to create long term value for the Company and its shareholders,” concluded Mr. Yager.

Conference Call to be held today, November 4th , at 11:00am ET (10:00am CT)

iPCS has scheduled a conference call for today, November 4th, at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) to discuss its financial and subscriber results for the quarter ended September  30, 2008.   To listen to the call, dial 1-800-632-2975 at least five minutes before the conference call begins and reference the “iPCS Earnings Conference Call.” Those calling in from international locations should dial 1-973-935-8755. A replay of the call will be available beginning at 4 p.m. Eastern Time on November 4th, 2008.  To access the replay, dial (800) 642-1687 using a pass code of 70924211.  To access the replay from international locations, dial (706) 645-9291 and use the same pass code. The call will also be webcast and can be accessed at the Investor Relations page of the iPCS website at www.ipcswirelessinc.com. Replay of the webcast and the call will be available through midnight on November 11, 2008.

About iPCS, Inc.

iPCS, through is operating subsidiaries, is a Sprint PCS Affiliate of Sprint Nextel with the exclusive right to sell wireless mobility communications network products and services under the Sprint brand in 81 markets including markets in Illinois, Michigan, Pennsylvania, Indiana, Iowa, Ohio and Tennessee. The territory includes key markets such as Grand Rapids (MI), Fort Wayne (IN), Tri-Cities (TN), Scranton (PA), Saginaw-Bay City (MI) and Quad Cities (IA/IL). As of September 30, 2008, iPCS’s licensed territory had a total population of approximately 15.1 million residents, of which its wireless network covered approximately 12.4 million residents, and iPCS had approximately 674,400 subscribers. iPCS is headquartered in Schaumburg, Illinois. For more information, please visit iPCS’s website at www.ipcswirelessinc.com.

Definitions of Operating and Non-GAAP Financial Measures

iPCS provides readers financial measures calculated using generally accepted accounting principles (“GAAP”) and other measures which are derived from GAAP (“Non-GAAP Financial Measures”).  These financial measures reflect conventions or standard measures of liquidity, profitability or performance commonly used by the investment community in the telecommunications industry for comparability purposes.  These financial measures are a supplement to GAAP financial measures and should not be considered as an alternative to, or more meaningful than, GAAP financial measures.

The Non-GAAP Financial Measures and non-financial terms used in this release include the following:

•      Gross subscriber additions for the period represent the number of new activations during the period (excluding transfers into our territory).

•      New subscriber additions for the period represented is calculated as the gross subscriber additions in the period less the number of subscribers deactivated plus the net subscribers transferred in or out of our markets during the period.

•      Churn is a measure of the average monthly rate at which subscribers based in our territory deactivate service on a voluntary or involuntary (credit-related) basis.  We calculate average monthly churn based on the number of subscribers deactivated during the period (net of those who deactivate within 30 days of activation and excluding transfers out of our territory) as a percentage of our average monthly subscriber based during the period divided by the number of months during the period.

•      Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization as adjusted for gain or loss on the disposal of property and equipment, stock-based compensation expense and debt extinguishment costs.  Adjusted EBITDA is a measure used by the investment community in the telecommunications industry for comparability and is not intended to represent the results of our operations in accordance with GAAP.

•      ARPU, or average revenue per user, is a measure of the average monthly subscriber revenue earned from subscribers based in our territory.  This measure is calculated by dividing subscriber revenue (ARPU) or subscriber revenue plus roaming revenue (ARPU including roaming) in our consolidated statement of operations by the number of our average monthly subscribers during the period divided by the number of months in the period.

•      CCPU, or cash cost per user, is a measure of the monthly costs to operate our business on a per subscriber basis consisting of costs of service and operations, and general and administrative expenses in our consolidated statement of operations, plus handset subsidies on equipment sold to existing subscribers, less stock-based compensation expense.  These costs are divided by average monthly subscribers in our territory during the period divided by the number of months in the period to calculate CCPU.

•      CPGA, or cost per gross addition, is a measure of the average cost we incur to add a new subscriber in our territory.  These costs include handset subsidies on new subscriber activations, commissions, rebates and other selling and marketing costs.  We calculate CPGA by dividing (a) the sum of cost of products sold less product sales revenue associated with transactions with new subscribers, and selling and marketing expense, net of stock-based compensation expense, during the measurement period, by (b) the total number of subscribers activated in our territory during the period.

•      Licensed Pops represents the number of residents in the markets in our territory for which we have an exclusive right to provide wireless mobility communications services under the Sprint brand name.  The number of residents located in our territory does not represent the number of wireless subscribers that we serve or expect to serve in our territory.

•    Covered Pops represents the number of residents covered by our portion of the wireless network of Sprint.  The number of residents covered by our network does not represent the number of wireless subscribers that we serve or expect to serve in our territory.

“Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995

Statements in this press release regarding iPCS’s business which are not historical facts are “forward-looking statements.” Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Such statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties. A variety of factors could cause actual results to differ materially from those anticipated in iPCS’s forward-looking statements, including, but not limited to, the following factors: (1) iPCS’s dependence on its affiliation with Sprint; (2) the final outcome of iPCS’s litigation against Sprint concerning the Sprint/Nextel merger and the scope of iPCS’s exclusivity, including with respect to Sprint’s proposed WiMAX transaction with Clearwire; (3) changes in Sprint’s affiliation strategy as a result of the Sprint/Nextel merger and Sprint’s acquisition of all but three Sprint Affiliates of Sprint Nextel; (4) changes in Sprint’s ability to devote as much of its personnel and resources to the remaining three Sprint Affiliates of Sprint Nextel; (5) iPCS’s reliance on Sprint’s internal support systems and its related execution of back office activities, including customer care, billing and back office support; (6) changes in iPCS’s customer default rates and increases in bad debt expense; (7) changes or advances in technology; (8) changes in Sprint’s national service plans, products and services or its fee structure with iPCS; (9) declines in the relationship between roaming revenue iPCS receives and roaming expense iPCS pays; (10) iPCS’s reliance on the timeliness, accuracy and sufficiency of financial and other data and information received from Sprint; (11) difficulties in network construction, expansion and upgrades; (12) increased competition in iPCS’s markets; (13) iPCS’s dependence on independent third parties for a sizable percentage of its sales; (14) the inability to open the number of new stores and to expand the co-dealer network as planned; and (15) the depth and duration of the economic downturn in the United States. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from iPCS’s forward-looking statements, please refer to iPCS’s filings with the SEC, especially in the “risk factors” section of the Annual Report on Form 10-K for the fiscal year ended December 31, 2007, our Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008 and in any subsequent filings with the SEC. Investors and analysts should not place undue reliance on forward-looking statements. The forward-looking statements in this document speak only as of the date of the document and iPCS assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those contained in the forward-looking statements.

iPCS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(In thousands, except share and per share amounts)

	September 30,	December 31,
	2008	2007

Assets
Current Assets:
Cash and cash equivalents	$69,866	$77,599
Accounts receivable, net of allowance for doubtful accounts of $8,633 and $9,635, respectively	35,378	29,774
Receivable from Sprint	31,623	41,509
Inventories, net	8,753	5,277
Assets held for sale	389	2,680
Prepaid expenses	7,066	6,792
Other current assets	110	81
Total current assets	153,185	163,712
Property and equipment, net	160,233	128,677
Financing costs, net	6,763	7,794
Deferred customer activation costs	4,146	4,728
Intangible assets, net	92,896	99,777
Goodwill	141,783	141,783
Other assets	421	353
Total assets	$559,427	$546,824

Liabilities and Stockholders’ Deficiency
Current Liabilities:
Accounts payable	$19,615	$6,136
Accrued expenses	19,159	14,791
Payable to Sprint	48,391	49,205
Deferred revenue	12,839	11,176
Accrued interest	5,590	6,216
Current maturities of long-term debt and capital lease obligations	33	30
Total current liabilities	105,627	87,554
Deferred customer activation fee revenue	4,146	4,728
Interest rate swap	10,970	11,607
Other long-term liabilities	6,840	7,331
Long-term debt and capital lease obligations, excluding current maturities	475,412	475,438
Total liabilities	602,995	586,658

Stockholders’ Deficiency:
Preferred stock, par value $.01 per share; 25,000,000 shares authorized; none issued	—	—
Common stock, par value $.01 per share; 75,000,000 shares authorized, 17,166,967 and 17,112,244 shares issued and outstanding, respectively	172	171
Additional paid-in-capital	166,446	161,072
Accumulated deficiency	(199,216)	(189,470)
Accumulated other comprehensive loss	(10,970)	(11,607)
Total stockholders’ deficiency	(43,568)	(39,834)
Total liabilities and stockholders’ deficiency	$559,427	$546,824

iPCS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(In thousands except share and per share data)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2008	September 30, 2007	September 30, 2008	September 30, 2007

Revenue:
Service revenue	$96,097	$92,129	$282,370	$267,074
Roaming revenue	32,282	46,287	94,083	119,284
Equipment and other	3,678	3,661	10,633	9,805
Total revenue	132,057	142,077	387,086	396,163
Operating Expense:
Cost of service and roaming (exclusive of depreciation and amortization, as shown separately below)	74,520	79,534	213,167	231,688
Cost of equipment	15,905	12,880	40,442	38,829
Selling and marketing	18,091	17,785	52,394	57,467
General and administrative	10,028	5,678	25,108	21,275
Depreciation	10,592	10,775	33,809	34,644
Amortization of intangible assets	2,295	8,794	6,882	23,982
Loss on disposal of property and equipment, net	71	65	329	130
Total operating expense	131,502	135,511	372,131	408,015
Operating income (loss)	555	6,566	14,955	(11,852)
Interest income	316	886	1,420	3,984
Interest expense	(8,320)	(9,853)	(25,456)	(26,951)
Debt extinguishment costs	—	—	—	(30,501)
Other income (loss), net	63	(3)	93	129
Loss before provision for income tax	(7,386)	(2,404)	(8,988)	(65,191)
Provision for income tax	108	—	758	—
Net loss	$(7,494)	$(2,404)	$(9,746)	$(65,191)

Basic and diluted loss per share of common stock :
Loss available to common shareholders	$(0.44)	$(0.14)	$(0.57)	$(3.84)

Weighted average basic and diluted common shares outstanding	17,159,794	17,038,040	17,150,061	16,969,488

iPCS, INC. AND SUBSIDIARIES

(UNAUDITED)

(In thousands)

Reconciliation of Non-GAAP Financial Measures

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2008	September 30, 2007	September 30, 2008	September 30, 2007

Net loss	$(7,494)	$(2,404)	$(9,746)	$(65,191)
Net interest expense	8,004	8,967	24,036	22,967
Provision for income taxes	108	—	758	—
Debt extinguishment costs	—	—	—	30,501
Depreciation and amortization	12,887	19,569	40,691	58,626
Stock-based compensation expense	1,118	1,400	4,778	8,130
Loss on disposal of property and equipment	71	65	329	130
Adjusted EBITDA	$14,694	$27,597	$60,846	$55,163

iPCS, INC. AND SUBSIDIARIES

(UNAUDITED)

Summary of Operating Statistics

	For the Three Months Ended
	September 30, 2008	June 30, 2008	September 30, 2007

Subscribers
Gross Additions	72,200	61,800	68,400
Net Additions	20,400	13,400	10,100
Total Subscribers	674,400	654,000	622,100
Churn, Net	2.3%	2.3%	2.8%

Average Revenue Per User, Monthly
Including Roaming	$65	$65	$75
Without Roaming	$48	$48	$50

Cash Cost Per User , Monthly
Including Roaming	$44	$41	$47
Without Roaming	$34	$32	$33

Cost Per Gross Addition	$374	$358	$358

Licensed Pops (Millions)	15.1	15.1	15.0
Covered Pops (Millions)	12.4	12.2	11.9
Cell Sites	1,819	1,763	1,674

iPCS, INC. AND SUBSIDIARIES

(UNAUDITED)

(In thousands, except per user and per add amounts)

Reconciliation of Non-GAAP Financial Measures

	For the Three Months Ended
	September 30, 2008	June 30, 2008	September 30, 2007

ARPU
Service revenue	$96,097	$94,174	$92,129
Roaming revenue	32,282	31,657	46,287
Total service revenue	$128,379	$125,831	$138,416
Average subscribers	663,100	648,000	616,900
Average revenue per user including roaming, monthly	$65	$65	$75
Average revenue per user without roaming, monthly	$48	$48	$50

CCPU
Cost of service and roaming	$74,520	$70,463	$79,534
plus: General and administrative expenses	10,028	7,992	5,678
less: Stock-based compensation expense	(988)	(1,615)	(1,201)
less: Retail equipment upgrade revenue	(676)	(912)	(523)
plus: Retail equipment cost of upgrades	3,897	4,406	2,861
Total cash costs including roaming	$86,781	$80,334	$86,349
less: Roaming expense	(19,317)	(18,304)	(24,911)
Total cash costs without roaming	$67,464	$62,030	$61,438
Average subscribers	663,100	648,000	616,900
Cash cost per user, monthly	$44	$41	$47
Cash cost per user without roaming, monthly	$34	$32	$33

CPGA
Selling and marketing	$18,091	$16,444	$17,785
less: Stock-based compensation expense	(129)	(204)	(199)
less: Equipment revenue, net of upgrade revenue	(2,991)	(2,608)	(3,124)
plus: Cost of equipment, net of cost of upgrades	12,008	8,468	10,019
Total costs of acquisition	$26,979	$22,100	$24,481
Gross adds	72,200	61,800	68,400
Cost per gross add	$374	$358	$358